NEWS RELEASE
FOR IMMEDIATE RELEASE

Company Contact:	Investor Contact:
Matthew H. Knight	Hayden Communications
President and Chief Executive Officer	Brett Maas (brett@haydenir.com)
(302) 456-6789	(646) 536-7331
www.sdix.com
Stan Fronczkowski to Join Strategic Diagnostics as Chief Financial Officer
Comes to SDI after 29 year career with Keystone Foods;
Brings substantial operational and financial experience
E. Faye Coggins joins SDI as Executive Director- Marketing
NEWARK, Del., January 16, 2007 — Strategic Diagnostics Inc. (Nasdaq: SDIX) - today announced that Stan Fronczkowski joined the Company as Chief Financial Officer effective January 15, 2007.
Mr. Fronczkowski joins SDI after 29 years with Keystone Foods. He began his career with Keystone in 1978 rising to the position Vice President, International Finance in 1988, and over the next 10 years supported Keystone’s growth across multiple companies on four continents. In 1998, Mr. Fronczkowski became COO for Keystone Europe, Middle East and Africa with full responsibility for the operating results of this business group. Following Keystone’s reorganization to Strategic Business Units in Europe and North America, Mr. Fronczkowski assumed his most recent assignment as Keystone’s Vice President for Finance, Asia-Pacific.
Matthew H. Knight, the Company’s President and Chief Executive Officer, commented, “Stan is a tremendous addition to the SDI management team. Throughout his career, Stan has consistently demonstrated his ability to lead and support a growing operation. He is a senior manager with the demonstrated ability to bring process and discipline to all aspects of our business, and to coach all levels of management in the pursuit of enhanced performance and operational excellence. His long record of success at Keystone, including both operations and financial management, will provide tremendous value to SDI. We appreciate the assistance our board provided in the search for a capable executive to take SDI to the next level.”
Mr. Fronczkowski added, “I’m excited to be joining SDI at this particular time in the Company’s history. New technologies provide an exciting opportunity for the company to seek sustainable and reproducible growth, and I look forward to building on my experience in supporting this growth.”
As a separate item, SDI also announced that Ms. Faye Coggins has also joined the company as Executive Director — Marketing. Ms. Coggins is a highly experienced marketing leader with over 30 years in the Life Sciences Industry. Ms. Coggins spent 20 years in the specialty diagnostics business of DuPont where she advanced through a series of regional and global sales and marketing positions. Most recently she has been VP Marketing for the Life Science Research Division of Fisher Biosciences, and Executive Director, Marketing, North America, for Qiagen, Inc. “As the marketing function at SDI grows and develops, it was very important to find someone with strong leadership credentials across all marketing disciplines,” commented Mr. Knight. “In addition, the Company’s investment in antibody technology and the Genomic Antibodies™ platform is taking aim on the rapidly emerging needs of the Proteomics market, and the strong life sciences experience that Faye brings will be extremely valuable as we continue our commercialization and growth initiatives.”
Mr. Knight continued, “The additions of Stan Fronczkowski and Faye Coggins add significant strength to our management team. We are fortunate to have both the business opportunity, and the technology platform that allows us to attract professionals of their caliber.”

About Strategic Diagnostics Inc.
Strategic Diagnostics Inc. develops, manufactures and markets biotechnology detection solutions to a diverse customer base, across multiple industrial and human health markets. The Company has core competency in technologies for antibody and immunoassay production; including immunology, proteomics, bio-luminescence and other bio-reactive technologies. This has allowed SDI to produce unique, sophisticated diagnostic testing and reagent systems that are responsive to customer diagnostic, information and bio-production needs. Customers benefit with quantifiable “return on investment” by reducing time, labor, and/or material costs. All this is accomplished while increasing accuracy, reliability and actionability of essential test results. The Company is focused on sustaining this competitive advantage by leveraging its expertise in immunology, proteomics, bio-luminescence to continue its successful customer-focused research and development efforts. Recent innovations in high throughput production of antibodies from genetic antigens will complement the Company’s established leadership in commercial and custom antibody production for the Research, Human/Animal Diagnostics, and Pharmaceutical industries, and position the Company for broader participation in the pharmacogenomics market.
This news release contains forward-looking statements reflecting SDI’s current expectations. When used in this press release, the words “anticipate”, “could”, “enable”, “estimate”, “intend”, “expect”, “believe”, “potential”, “will”, “should”, “project”, “plan” and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, including AOAC, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI’s public filings with the U.S. Securities and Exchange Commission.